UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/25/2013

Lehigh Gas Partners LP
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35711

DE	45-41165414
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

702 West Hamilton Street, Suite 203
Allentown, PA 18101
(Address of principal executive offices, including zip code)

610-625-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.    Completion of Acquisition or Disposition of Assets

On September 25, 2013, Lehigh Gas Partners LP (the "Partnership") announced the completion of the previously announced purchase of certain assets from Rocky Top Markets, LLC and Rocky Top Properties, LLC. The Partnership paid $10.6 million, subject to customary adjustments, at closing for the purchase of one (1) fee property site, three (3) leasehold motor fuel stations, seven (7) third party supply contracts and certain other assets and equipment. Concurrent with the closing, the Partnership entered into a master lease for 29 motor fuel stations, which it will purchase on or after August 1, 2015, for $29.2 million. The transaction was financed under the Partnership's credit facility.

The description of the asset purchase described under this Item 2.01 is qualified in its entirety by a copy of the Asset Purchase Agreement incorporated by reference into this Form 8-K (the "Agreement'). The representations and warranties of the parties in the Agreement are, in many respects, qualified by materiality and limited to the knowledge of the entity making the representation and warranty, but their accuracy forms the basis of one of the conditions to the obligations of the parties to complete the transaction. Please note, however, that these representations and warranties were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties thereto, and are subject to limitations agreed to between the parties, including that they are qualified by disclosures between the parties that are not included with this report. Accordingly, investors and third parties should not rely on these representations and warranties as independent characterizations of the actual state of facts at the time they were made or otherwise but should consider them together with the other information that we have disclosed in other filings with the SEC.

Item 7.01.    Regulation FD Disclosure

On September 25, 2013, the Partnership issued a press release announcing the closing of the acquisition described in Item 2.01 above.   A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto are furnished under Item 7.01 and shall not be deemed "file" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Act, except as expressly set forth by specific reference in such filing. The information in this Report will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits

2.1 Asset Purchase Agreement, dated August 1, 2013, by and between Rocky Top Markets, LLC and Rocky Top Properties, LLC, on the one part, and Lehigh Gas Partners LP, Lehigh Gas Wholesale LLC, LGP Realty Holdings LP, and Lehigh Gas Wholesale Services, Inc. on the other part (Previously filed as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on August 2, 2013).

99.1 Press Release, dated September 25, 2013, regarding the Rocky Top acquisition.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lehigh Gas Partners LP

Date: September 25, 2013	By:	/s/ Frank Macerato
Frank Macerato
General Counsel, Secretary & Chief Compliance Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, dated September 25, 2013, regarding the Rocky Top acquisition